EXHIBIT 10.35

CREDIT FACILITY

THE UNDERSIGNED:

SOCIETE GENERALE, a societe anonyme with a share capital of 547,086,336.25 euros, having its registered office at 29 Boulevard Haussmann, 75009 Paris, with sole identification number 552 120 222 R.C.S. PARIS, represented by Mr. Barger, in his capacity of Assistant Manager,

(hereinafter the “Bank”)

AND:

The Company BUSINESS OBJECT SA, a corporation with a share capital of 6,425,459.70 euros, having its registered office at 157-159 rue Anatole France, 92300 Levallois-Perret, with sole identification number 379 821 994 RCS Nanterre, represented by Mr. Bernard Liautaud, acting as president and chief executive officer of Business Objects,

(hereinafter the “Client”)

HEREBY AGREE AS FOLLOWS:

ARTICLE 1 — AMOUNT, DURATION AND PURPOSE OF THE CREDIT

The Bank hereby grants to the Client a credit, which can be used in EUR, USD or CAD in a maximum amount of 60,000,000 (EUR) (sixty million euros) as of the date of signature of this Agreement and until 25 november 2004, the date by which this credit shall be fully repaid in capital and interest (the “credit repayment date”).

The Client declares that it intends to apply all amounts raised by it hereunder in or towards the satisfaction of its general corporate financing requirements.

ARTICLE 2 — DRAWINGS

2.1 — DEFINITION OF THE AVAILABLE AMOUNT

The “Available Amount” shall mean, on a given date, the maximum amount of the credit as defined in Article 1, reduced by the aggregate of all outstanding Drawings as of the said date. For the purpose of determining the available Amount, the aggregate amount of all Drawings made in USD (respectively in CAD) then outstanding shall be converted in EUR by using the exchange rate USD/EUR (respectively CAD/EUR) as published by the Banque de France at or about 4:30 p.m (Paris Time) on the Banking Day preceding the Day when such determination is to be made.

The term “Drawings” shall mean drawings made by the Client in accordance with the provisions of this Agreement.

2.2 — CONDITIONS PRECEDENT TO EACH DRAWING

The Bank’s obligation to make any Drawing available to the Client is also subject to the following conditions being fulfilled:

     • the amount of the Drawing shall be within the limit of the Available Amount, and its maturity date shall not be later than the credit repayment date;

     • there has not occurred any event constituting, or which might constitute an acceleration event.

2.3 — DRAWING NOTICE

Each Drawing shall be made on a date corresponding to a Banking Day, and notice thereof shall reach the Bank by 10 a.m. (Paris time) at the latest two Banking Days before the date of making funds available, by receipt of a Drawing notice, in the form of Appendix 1, sent if need be, by fax or by mail (which shall constitute evidence of instructions received). Applications for renewal of Drawings shall be made with the same notice period.

“Banking Day” shall mean a day (other than a saturday or sunday) on which the TARGET system operates, and on which banks are open simultaneously in the euro-zone, in London and in New-York.

The Drawing notice, duly signed by the Client’s authorized representatives, irrevocably commits the Client, which is required to make the Drawing on the date stipulated in the said Drawing notice.

2.4 — DURATION AND AMOUNT OF EACH DRAWING

This credit may be drawn through Drawings in EM USD or CAD with a duration of ten days to twelve months, any other duration being excluded.

Each Drawing in EUR shall be in an amount equal to at least 1,000,000 EUR (one million euro) or a whole number multiple of 1,000,000 EUR (one million euro). Each Drawing in USD shall be at least in an amount rounded up or down to the nearest whole number of the countervalue in USD of 1,000,000 EUR (one million euro) or more by tranches of 1,000,000 EUR (one million euro). Each Drawing in CAD shall be at least in an amount rounded up or down to the nearest whole number of the countervalue in CAD of 1,000,000 EUR (one million euro) or more by tranches of 1,000,000 EUR (one million euro).

Each Drawing shall be repaid on the last Banking Day of the Drawing period, except in case of renewal(s), in which case repayment shall occur on the last day of the last renewal period. All the Drawings must be repaid by the credit repayment date.

ARTICLE 3 — FEES — INTEREST — PAYMENTS

3.1 — COMMITMENT FEE

A commitment fee of 0.125 % per annum, calculated on the Available Amount on the basis of a 360-day year, shall be paid by the Client to the Bank every quarter on the first Banking Day of the quarter, and for the first time on 25 november 2003.

3.2 — INTEREST ON THE DRAWINGS

3.2.1 — Drawings in EUR

The interest rate applicable to this credit for Drawings made in EUR is the EURIBOR corresponding to the Drawing period or to the Drawing renewal period, as it is published on the TELERATE screen two Banking Days before funds are made available, or before the Drawing renewal, plus a margin of 0.50% per annum. For Drawings the duration of which is less than one month, the one month EURIBOR shall be retained.

The interest shall be calculated on the basis of the exact number of days of the Drawing period, with a divisor of 360.

Interest shall be paid on the last Banking Day of the Drawing period. In case of a Drawing renewal, the interest accrued during the renewal period shall be paid on the last Banking Day of the period of the said renewal. In case of a Drawing of more than six months, the interest corresponding to a six-month period shall be paid at the end of the said period, the balance being paid on the last Banking Day of the Drawing period.

3.2.2 — Definition of EURIBOR

EURIBOR means a rate per annum determined by the Bank and notified to the client. This rate will be applied to an outstanding amount in EUR for a particular period. It will be determined as follows:

EURIBOR will be the Screen Rate for deposits in EUR for that period. This rate will be determined at or about 11.00 a.m (Brussels time) on the rate fixing date relating to the first day of the period.

“Screen Rate” means the rate shown on Telerate Page 248, or if not available, Reuters Page EURIBOR 01.

3.2.3 — Drawings in USD or CAD

The interest rate applicable to this credit for Drawings made in USD or CAD is the LIBOR corresponding to the Drawing period or to the Drawing renewal period, as it is published two Banking Days before funds are made available, or before the Drawing renewal, plus a margin of 0.5 % per annum. For Drawings the duration of which is less than one month LIBOR shall be retained.

The interest shall be calculated on the basis of the exact number of days of the Drawing period, with a divisor of 360.

Interest shall be paid on the last Banking Day of the Drawing period. In case of a drawing renewal, the interest accrued during the renewal period shall be paid on the last banking Day of the period of the said renewal. In case of a Drawing of more than six months, the interest corresponding to a six month period shall be paid at the end of the said period, the balance being paid on the last Banking Day of the Drawing period.

3.2.4 — Definition of LIBOR

LIBOR means the London Interbank Offered Rate for the USD, and for a period equivalent to the Drawing period or the renewal period in question, as published by the British Bankers Association on the TELERATE screen (now on p.3750 LIBO) at or about 11.00 a.m (London time).

3.3 — INTEREST ON LATE PAYMENTS

3.3.1 — Amounts in EUR

All amounts in EUR due under this Agreement shall bear interest from the date of their maturity (whether accelerated or not), until their actual payment, without any prior demand, at the one-day EONIA as published daily, increased by 2% and calculated on a daily basis. EONIA means the EURO Over Night Index Average. This rate is calculated by the European Central Bank and published by the European Banking Federation on page 247 of the TELERATE screen.

The interest shall be capitalized if it remains due for a full year.

3.3.2 — Amounts in USD or CAD

All amounts in USD or CAD due under this Agreement shall bear interest from the date of their maturity (whether accelerated or not), until their actual payment, without any priour demand, at the six-month LIBOR as published daily, increased by 2% and calculated on a daily basis.

The interest shall be capitalized if it remains due for a full year.

3.3 Continuity clause

Where a variable rate contained in this Agreement has been altered, either in its definition or application, or where such rate has been abolished and replaced by another similar rate, or where a modification is made in the body publishing such rate or in the method of publication, the modified or substitued rate shall automatically apply.

3.4 — PLACE OF PAYMENT AND CURRENCY

3.4.1

All Payments to the Bank under this Agreement shall be made in euro to the Societe Generale branch in “La Defense Entreprises” 3.4.2 Drawings in EUR: The client irrevocably authorises the Bank to debit from its account held by said branch (number 30003 04250 1520186782 21) all amounts necessary for the payment of all sums due in EUR under this Agreement.

3.4.3

Drawings in USD : The client irrevocably authorises the Bank to debit from its account held by said branch (number 30003 04250 3020186782 62) all amounts necessary for the payment of all sums due in USD under this Agreement.

3.4.4

Drawings in CAD : The client irrevocably authorises the Bank to debit from its account held by said branch (number.............................) all amounts necessary for the payment of all sums due in CAD under this Agreement.

3.5 — EFFECTIVE GLOBAL RATE

On the assumption that the credit is fully drawn in EUR until the credit repayment date through 3 month renewable Drawings, under the financial conditions set forth in this Agreement and on the assumption that the rate of the 3 month EURIBOR last published on the date of signature of this Agreement is 2.16% per annum, the Bank informs the Client, as an illustration, that the period rate for a 3-month period is, on this assumption, 0.7081%. Thus the effective global rate (taux effectif global), which is the annual rate proportional to the period rate, is 2.83% per annum.

On the assumption that the credit is fully drawn in USD until the credit repayment date through 3 month renewable Drawings, under the financial conditions set forth in this Agreement and on the assumption that the rate of the 3 month LIBOR last published on the date of signature of this Agreement is 1.17% per annum, the Bank informs the Client, as an illustration, that the period rate for a 3-month period is, on this assumption, 0.4564%. Thus the effective global rate (taux effectif global), which is the annual rate proportional to the period rate, is 1.83% per annum.

On the assumption that the credit is fully drawn in CAD until the credit repayment date through 3 month renewable Drawings, under the financial conditions set forth in this Agreement and on the assumption that the rate of the 3 month LIBOR last published on the date of signature of this Agreement is 2.79% per annum, the Bank informs the Client, as an illustration, that the period rate for a 3-month period is, on this assumption, 08682%. Thus the effective global rate (taux effectif global), which is the annual rate proportional to the period rate, is 3.47% per annum.

Only the drawdown of the credit can permit the calculation of the effective overall rate applicable to each drawing.

ARTICLE 4 — PREPAYMENT

The Client shall not be entitled to prepay one or several outstanding Drawings without the Bank’s prior approval or as otherwise stipulated in this Agreement.

ARTICLE 5 — CHANGES IN CIRCUMSTANCES

5.1	If, following a new legislative or regulatory provision or the interpretation thereof by a competent authority, whether the said provision or authority be French, European or foreign, it should become illegal or impossible for the Bank to maintain its participation in this credit, it shall be automatically terminated and the Client shall prepay all amounts due in capital, interest and fees, increased by all expenses and charges, if any, incurred by the Bank as a result of the said prepayment.

5.2	If, following a new legislative or regulatory provision or the interpretation thereof by a competent authority, whether the said provision or authority be French, European or foreign, the conditions of the Bank’s participation in this credit should be impaired, the Bank shall inform the Client in writing, indicating the estimated amount of the increased cost of its participation or of the reduction of its remuneration in connection with this Agreement, as well as the required compensation, together with supporting evidence thereof.

The Client and the Bank, at the latter’s initiative, shall then consult each other within the shortest time and shall negotiate, for a maximum period of [30] calendar days as from the date of the said notice, with a view to reaching a solution to deal with the situation.

In case of disagreement at the end of the consultation period, the Client shall, within a maximum period of [30] Banking Days following the last day of the said period of [30] days, decide:

-	to ask the Bank to maintain this credit, in which case it shall undertake to bear all additional cost incurred by the Bank, as from the date on which the said cost is being incurred, or

-	to terminate this credit by prepaying all amounts due in capital, interest and fees, increased by all expenses and charges, if any, incurred by the Bank as a result of the said prepayment (including, upon presentation of supporting evidence thereof, the replacement cost, if any, of the funds on the prepayment date).

ARTICLE 6 — REPRESENTATIONS AND UNDERTAKINGS

6.1 — REPRESENTATIONS

The Client represents that:

6.1.1	since the closeout date of the last financial year, there has not occurred any event that could have a material adverse effect on the Client’s business, assets or economic, financial or legal situation that has not been disclosed to the Bank;

6.1.2	the financial documents remitted to the Bank in connection with this operation are accurate, have been prepared pursuant to generally accepted accounting principles, and offer a true and fair view of the Client’s results for each financial year ;

6.1.3	the signature and performance of this Agreement have been duly authorized by the Client’s corporate authorities and do not require any authorization from any competent authority that has not been obtained

6.1.4	the signature and performance of this Agreement by the Client do not violate its constitutive documents nor any undertaking which is binding upon it and do not violate any applicable law or regulation;

6.1.5	this Agreement is, and shall remain, a valid undertaking binding on it in accordance with its terms.

6.2 — UNDERTAKINGS

So long as this Agreement shall remain in force, the Client shall :

6.2.1	inform the Bank within two weeks of any event likely to have a material adverse effect on the value of its assets or on its ability to repay this credit or of any event likely to substantially increase its general indebtedness;

6.2.2	promptly supply the Bank, at its demand, with any document or information concerning its economic, accounting and financial situation that the Bank may reasonably request ;

6.2.3	supply the Bank, as soon as they are drawn up and within a maximum period of six months following the end of each financial year, with its annual balance sheets, income statements and all related documents required by law, together with the auditors’ reports.

6.2.4	not grant any mortgage, lien, pledge, security interest or other rights whatsoever in respect of all or part of its existing or future assets or revenues, as security for any existing or future debt for money borrowed with a term that is less than or identical to the term of this Agreement [or as security for any existing or future undertaking to any person whatsoever as guarantor or surety] , without granting the Bank the right to participate equally and ratably in such security or granting the Bank security that the Bank deems to be equivalent thereto.

ARTICLE 7 — VOLUNTARY CANCELLATION BY THE CLIENT

The Client may, without penalty or extra cost, by giving not less than one Banking Day prior written notice to the Bank, ask for the reduction of the credit by a minimum amount of 5,000,000 EUR (five million euro) or a multiple of 5,000,000 EUR (five million euro) provided that the amount of the reduction does not exceed the Available Amount.

Any reduction shall be definitive so that the amount of the credit shall be reduced by an amount equivalent to the amount of such reduction.

ARTICLE 8 — EVENTS OF DEFAULT

8.1	If one of the following events should occur

8.1.1	failure by the Client to pay on due date any amount payable under this Agreement;

8.1.2	failure by the Client to perform any of its obligations or undertakings under this Agreement;

8.1.3	any representation or statement made by the Client in connection with this Agreement was inaccurate on the date of signature or ceases to be accurate;

8.1.4	the Client ceases to carry on its business or becomes subject to bankruptcy proceedings or judicial winding up or materially misbehaves or its situation becomes irremediably compromised;

8.1.5	Client’s merger, splitting up, voluntary winding up or dissolution.

8.1.6	occurrence of any event that might have a material adverse effect on the Client’s business, assets or economic and financial situation.

The Bank shall be entitled (a) to demand immediate repayment of all amounts due hereunder, by sending to the Client a notice by fax confirmed by same day registered mail with acknowledgement of receipt to that effect and/or (b) refuse to make available any further Drawing requested by the Client upon receipt by the Client of the said fax. The bank accept an extension of 10 days for 8.1.1, and 30 days for 8.1.2 and 8.1.6.

8.2	The said notice shall mention the Bank’s intention to apply the provisions of said Article 8. The Bank shall not be required to perform any other formality nor apply to a court for an acceleration order. Payment or regularizations that shall occur after the said notice shall not prevent the said acceleration.

ARTICLE 9 — TAXES AND EXPENSES

9.1	All payments to be made by the Client under of this Agreement shall be made free and clear of any taxes, withholdings or deductions of any nature whatsoever, whether existing or future.

9.2	All expenses incurred by the Bank in connection with the performance of this Agreement, including in case of default, shall be borne by the Client. All expenses and legal fees incurred by the Bank to collect any amounts due to it shall be borne by the Client as well.

ARTICLE 10 — NOTICES

Any communication between the parties hereto in connection with this Agreement shall be made by telex or mail, and confirmed by fax to the following addresses:

-	for the Client:	Mr. Bernard LIAUTAUD or Mr. Jim TOLONEN 157-159 rue Anatole France, 92300 LEVALLOIS-PERRET
Telephone:

Fax:

Mail:

-	for the Bank::	Societe Generale
La Defense Entreprises, 5 place de la pyramide
92088 Paris la Defense Cedex
Mr. Frederic SIBILLE or Mr. Jean-Philippe GAGET
Telephone: 01 46 96 57 15
Fax: 01 46 96 58 78
Mail: frederic.sibille@asocgen.com

or such other address as the addressee party may later indicate in writing.

ARTICLE 11 — GOVERNING LAW AND CHOICE OF JURISDICTION

This Agreement shall be governed by the laws of France. All disputes arising out or in connection with its validity, interpretation or performance shall be submitted to the courts in Paris with jurisdiction, provided however that the Bank, and the Bank alone, in whose favour such attribution has been granted, shall have the option of bringing such proceedings before any other courts with jurisdiction.

ARTICLE 12 — ENTRY INTO FORCE

This Agreement shall enter into force on the day of its signature.

ARTICLE 13 — ACT RELATIVE TO DATA PROCESSING AND LIBERTIES (ARTICLES 27 AND 31) AND PROFESSIONAL SECRECY

The nominal data collected under this document are mandatory in order to process this transaction. They -as well as those subsequently collected- are intended for Societed Generale which, except if refused by the client for legitimate reasons, is expressly authorised to store them in electronic data bases, to use them and to communicate them for the same purposes to legal entities of its group, to its brokers and insurers and to third parties or subcontractors for administratives purposes.

The client can refuse, at no cost for it, that the date concerning itself are used for canvassing purposes. Access, rectification and refusal rights can be exercised at the branch having collected the information.

Made in Paris la Defense, on 25 Nov. 03

in 3 copies

GERARD BARGER
ADJOINT DU DIRECTEUR DE L’AGENCE

SOCIETE GENERALE
AGENCE DEFENSE ENTERPRISES	BUSINESS OBJECTS
TOUR __________	157-159 rue Anatole France
5, PLACE DE LA PYRAMIDE	92309 Levallois-Perret Cedex
92088 PARIS DE DEFENSE CEDES	Tel :33(01) 41 25 21 27 / Fax : 33(01) 41 25 31 00
S.A. au capital de 3 970 394 9 furos	R.C. Nanterre 3 379 21 994

/s/ Gerard Barger	/s/ Bernard Liautaud
For SOCIETE GENERALE	For BUSINESS OBJECT SA

Appendix 1

FORM OF DRAWING NOTICE TO BE ISSUED BY THE CLIENT

Societe Generale La Defense Entreprises 5, place de la pyramide 92088 Paris la Defense Cedex

Attention:	Mr. SIBILLE
or	Mr. GAGET

Date:

Gentlemen :

We refer to the credit agreement dated                     entered into between BUSINESS OBJECT SA and Societe Generale for an amount of EUR                     (hereinafter the “Credit Agreement”).

We hereby give you notice that pursuant to Article                     of the Credit Agreement we request you to make available on our account n degrees                     a drawing in an amount of EUR/USD/CAD2                    for a period of

We confirm that, at the date hereof:

-	the representations set out in Article 6.1 are still true and accurate and

-	no event has occured constituting or which might constitute an acceleration event pursuant to Article 8 of the Credit Agreement.

For:	BUSINESS OBJECT SA
Name:

Title.

(2) Select as appropriate